                                                                   Exhibit 25.01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

               180 East Fifth Street
                St. Paul, Minnesota                             55101
--------------------------------------------------------------------------------
    (Address of principal executive offices)                  (Zip Code)

                                 John A. Brennan
                         U.S. Bank National Association
                          One Federal Street, 3rd Floor
                                Boston, MA 02110
                                  617-662-1768
            (Name, address and telephone number of agent for service)

                            SKYWORKS SOLUTIONS, INC.
                     (Issuer with respect to the Securities)

              DELAWARE                                   04-2302115
--------------------------------------------------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

            20 SYLVAN ROAD                                 01801
               WOBURN, MA
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)


              4.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2007
                       (TITLE OF THE INDENTURE SECURITIES)


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
                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

            a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency
                        Washington, D.C.

            b)    Whether it is authorized to exercise corporate trust powers.

                        Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

                        None

ITEMS 3-15  Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.


ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

            1.    A copy of the Articles of Association of the Trustee.*

            2. A copy of the certificate of authority of the Trustee to commence business.*

            3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

            4.    A copy of the existing bylaws of the Trustee.*

            5. A copy of each Indenture referred to in Item 4. Not applicable.

            6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

            7. Report of Condition of the Trustee as of September 30, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

                                      NOTE

            The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 3rd day of February, 2003.


                                     U.S. BANK NATIONAL ASSOCIATION

                                     By: /s/ John A. Brennan
                                         --------------------------------
                                             John A. Brennan
                                             Trust Officer


By: /s/ Patrick E. Thebado
    --------------------------------
        Patrick E. Thebado
        Vice President

                                    EXHIBIT 6

                                     CONSENT

            In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  February 3, 2003

                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ John A. Brennan
                                           ----------------------------------
                                               John A. Brennan
                                               Trust Officer


By:/s/ Patrick E. Thebado
   ------------------------------
       Patrick E. Thebado
       Vice President

                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 9/30/2002

                                    ($000'S)

                                                          9/30/2002
                                                          ---------
ASSETS
        Cash and Due From Depository Institutions       $  8,809,794
        Federal Reserve Stock                                      0
        Securities                                        28,156,313
        Federal Funds                                        975,986
        Loans & Lease Financing Receivables              111,491,144
        Fixed Assets                                       1,357,049
        Intangible Assets                                  8,242,263
        Other Assets                                       7,510,862
                                                        ------------
               TOTAL ASSETS                             $166,543,411

LIABILITIES
        Deposits                                        $112,901,360
        Fed Funds                                          2,319,887
        Treasury Demand Notes                                      0
        Trading Liabilities                                  285,504
        Other Borrowed Money                              20,829,386
        Acceptances                                          137,242
        Subordinated Notes and Debentures                  5,696,195
        Other Liabilities                                  5,198,418
                                                        ------------
        TOTAL LIABILITIES                               $147,367,992

EQUITY
        Minority Interest in Subsidiaries               $    990,010
        Common and Preferred Stock                            18,200
        Surplus                                           11,312,077
        Undivided Profits                                  6,855,132
                                                        ------------
               TOTAL EQUITY CAPITAL                     $ 19,175,419

TOTAL LIABILITIES AND EQUITY CAPITAL                    $166,543,411